EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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October 31, 2006

Board of Directors
Gateway Distributors, Ltd.
North Las Vegas, Nevada

We hereby consent to the incorporation by reference in this Form 10-KSB/A filed on or about November 1, 2006 of the report dated March 28, 2005, relating to the consolidated financial statements of Gateway Distributors, Ltd. for the year ended December 31, 2004, and to our inclusion as a named expert. Our report included an explanatory paragraph regarding Gateway's ability to continue as a going concern.


/s/Madsen & Associates CPAs, Inc.
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Madsen & Associates CPAs, Inc.
Murray, Utah